1509 Tyrell Lane, Suite B, Boise, ID 83706
Tel: 208.424.1027 Fax: 208.424.1030

TRADING SYMBOLS:	August 29, 2007
In the U.S.: OTCBB: UGTH and in Canada: TSX-V: GTH

U.S. GEOTHERMAL INC. RECEIVES CONDITIONAL LISTING
APPROVAL FROM THE TORONTO STOCK EXCHANGE

Boise, Idaho – August 29, 2007 (OTCBB: UGTH, TSX.V: GTH) U.S. Geothermal Inc. (the “Company”) is pleased to announce that the Toronto Stock Exchange has conditionally approved the Company’s application for listing its common shares on the Toronto Stock Exchange. Listing is subject to the Company fulfilling certain specified conditions of the Toronto Stock Exchange on or before November 21, 2007.

About US Geothermal Inc
U.S. Geothermal is a renewable energy development company that is currently building a 13 megawatt geothermal power project at Raft River, Idaho and conducting exploration activities at Neal Hot Springs, Oregon.

Please visit our Website at: www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Saf Dhillon - Investor Relations	Dave Parker
U.S. Geothermal Inc.	Scott Peyron & Associates, Inc.
Tel: 866-687-7059 (Toll Free) or 604-484-3031	Tel: 208-388-3800
Fax: 604-688-9895	Fax: 208-388-8898
saf@usgeothermal.com	dparker@peyron.com

Certain information in this news release contains forward-looking information statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, and under applicable Canadian securities law requirements. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual events or results to differ materially from those described in forward looking statements. Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and U.S. securities agencies.

Forward looking statements reflect management’s beliefs and opinions on the date the statements are made. The Company assumes no obligation to update those statements if management’s beliefs or opinions or other factors should change.

The TSX Venture and OTC Bulletin Board Exchanges do not accept responsibility for the adequacy of this release.

Website: www.usgeothermal.com	OTCBB: UGTH	TSX.V: GTH